UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2014

GENERAL EMPLOYMENT ENTERPRISES, INC

(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois	60181
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(630) 954-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On May 13, 2014, General Employment Enterprises, Inc. entered into a Letter of Intent to purchase an established, synergistic provider (the “Company”) of back office services for staffing companies, in a 100% stock transaction.

The Company is comprised of the following business units and services, which post transaction will augment GEE’s current staffing service offering significantly:

‐	PEO (Professional Employer Organization) and HRO (Human Resources Organization) which provides Benefits Management/Administration, Payroll & Tax Processing, Risk Management, Human Resources, Technology, Insurance, Compliance Management, and Group Purchasing to small-group businesses that are looking to benefit from larger scale, cooperative based pricing and efficiencies; and
‐	Private label back office software solution enabling the administration and management of tax processing, workers compensation claims, unemployment claims, and payroll financing.

With over 12 years in the industry, the Company currently has 2,000 employees on assignment at peak periods, 200 active and diverse end-user customers, more than 30 staffing professionals working in 10 locations, and a combined payroll of approximately $50 million throughout the United States.

On May 16, 2014, General Employment Enterprises, Inc. announced the Gary Redwine was appointed to the Advisory Committee.

Mr. Redwine is Partner, President, and CEO of RAMS, Inc., where he has full responsibility for all marketing, sales, and field operations for the RAMS Family of Companies. RAMS was founded in 1994 as an alternate workforce solution provider specializing in the skilled trades aspect of the commercial construction industry. Since its inception, RAMS has evolved into a Family of Companies that provides integrated human resources and training solutions to - and satisfies many of the unique needs of - the commercial construction and consulting industries.

RAMS is a licensed Electrical and General Contractor and the parent company. RAMS RPG provides full time and benefited employees to the commercial and industrial construction industries specializing in electrical, plumbing, mechanical, and structured data cabling.  RPG provides alternate workforce solutions to other contractors enabling them to secure larger projects in diverse locations.  RAMS TEC is its training division that is certified to conduct OSHA 10 & 30 along with FASA & BASA technical training and certification.  RAMS JumpStart is a state approved (P.065), fully monitored pre-apprenticeship program that was developed in 2004 to promote the training of entry-level skilled trades personnel for electrical and plumbing.  It is a 26 week program that has graduated over 800 new skilled trades personnel.

Prior to joining RAMS, he has held various executive positions, ending as Division President, for CDI Corporation a multi-billion dollar staffing, consulting, and engineering firm.  He developed and managed the growth in IT, Aerospace, Petro-Chem, Telecommunications, Manufacturing, and Federal contracting verticals. Prior to CDI, Gary was a Division Manager for Manpower Services.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release issued by General Employment Enterprises, Inc. dated May 12, 2014.
99.2	Press release issued by General Employment Enterprises, Inc. dated May 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENERAL EMPLOYMENT ENTERPRISES, INC.
(Registrant)

Date: May 16, 2014	By: /s/ Francis J. Elenio
Francis J. Elenio
Chief Financial Officer